EXHIBIT 99.1
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Karen Loiterstein, Senior Vice President, Marketing
(314) 512-7141

Keene Turner, Chief Financial Officer
(314) 512-7251

ENTERPRISE FINANCIAL SERVICES CORP CLOSES ACQUISITION OF JEFFERSON COUNTY BANCSHARES, INC. AND SUBSIDIARY EAGLE BANK AND TRUST COMPANY

St. Louis, Mo. February 10, 2017. Enterprise Financial Services Corp (NASDAQ: EFSC), the holding company for Enterprise Bank & Trust (Enterprise), today announced the completion of its acquisition of Jefferson County Bancshares, Inc., and its wholly owned subsidiary Eagle Bank and Trust Company of Missouri (Eagle). The acquisition transforms Enterprise into a $5 billion bank and the fourth-largest community bank in St. Louis. Eagle adds approximately $935 million in assets, $700 million in loans and $770 million in deposits.

“This combination allows us to better serve our combined customer base and continue our shared heritage of investing in our communities,” said Peter Benoist, CEO of Enterprise Financial Services Corp. “Together, our strong earning power, expanded scale and position in the St. Louis market enables us to accelerate our growth as we continue to provide the highest level of service to our retail and business customers.”

Eagle’s 13 branches in the St. Louis metropolitan area, its branch in Perryville, Mo., and five limited-service facilities will continue to operate as Eagle locations until Enterprise completes the integration of the Eagle banking systems. This integration is expected to occur in mid-2017, and at that time all Eagle facilities will be rebranded as Enterprise Bank & Trust. Eagle and Enterprise customers then will have access the full range of products and services, and will also be able to transact business at the combined organization’s 34 locations.

Enterprise Bank & Trust President Scott Goodman will remain in his current role for the combined bank. Eagle CEO Mike Walsh will serve as chairman of the combined bank’s St. Louis region. James Graser will remain president of the region. Jim Lally will succeed Peter Benoist as CEO of Enterprise Financial Services Corp, as guided by the succession plan established by the board of directors, effective at the annual shareholders meeting on May 2, 2017.

About Enterprise
Enterprise Financial Services Corp (NASDAQ: EFSC), with approximately $5 billion in assets, is a bank holding company headquartered in Clayton, Mo. Enterprise Bank & Trust operates 29 branch offices plus five limited-service facilities in the St. Louis, Kansas City and Phoenix metropolitan areas. EFSC offers a range of business and personal banking services, and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management, and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at enterprisebank.com.

Forward-Looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains "forward-looking statements" within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements about the Company's plans, expectations, and projections of future financial and operating results, as well as statements regarding the Company's plans, objectives, expectations or consequences of announced transactions (including the Company's announced, pending merger with Jefferson County Bancshares, Inc.). The Company uses words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "could," "continue," "anticipate," and “intend,” and variations of such words and similar expressions, in this communication to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company's ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic conditions, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company's ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in regulatory requirements, changes in accounting regulation or standards applicable to banks, as well as other risk factors described in the Company's 2015 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.